HOUSE OF BRUSSELS CHOCOLATES

PRESS RELEASE

HOUSE OF BRUSSELS SCHEDULES INVESTOR CONFERENCE CALL FOR AUGUST 3RD, ALSO ANNOUNCES NEW CANADIAN MANUFACTURING FACILITY

Houston, TX - July 27, 2004 - Grant Petersen, CEO of House of Brussels Chocolates ("The Company", "Brussels" or "HBSL") (OTC BB: HBSL), is pleased to announce the scheduling of an interactive Investor Conference Call at 4:30 pm (ET) on Tuesday, August 3, 2004.

The conference call is being webcast by CCBN through HBSL’s recently upgraded home page located at www.brusselschocolates.com. Participants simply need to log on to www.brusselschocolates.com, select the "Conference Call" button on the home page and follow the login prompts.

Alternatively, those without Internet access or those who may wish to pose questions may participate by calling 800.295.4740, passcode 64833888 (or international toll 617.614.3925, same passcode). For those unable to attend the live broadcast, the conference call will be archived and available for replay through a link located in the Investor Relations section of the Brussels website.

The conference call is expected to last for 30 minutes and will include discussion of last year’s financial results and accounting elections taken by the company, a management and sales update, and an outline of the Company’s prospects for the balance of the current fiscal year. This will be followed by a live question and answer period where HBSL management will be available to answer questions from shareholders.

The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents ( www.streetevents.com ).

Grant Petersen, CEO of HBSL, commented, "As part of our ongoing shareholder’s communication program we look forward to updating current and prospective Shareholders next Tuesday."

The Company also wishes to announce the signing of a 15-year lease for new manufacturing and office space for its Canadian operations. The stand-alone, state-of-the-art building is brand new and not previously occupied. Located in Delta, British Columbia (a suburb of Vancouver), it provides almost 74,000 square feet of useable space and sits on 2.44 acres. HBSL management believes that this new facility will provide ample space for anticipated manufacturing growth in the foreseeable future. In addition to our existing equipment, the new facility will handle all the equipment we have on order and equipment that we will be ordering in the next several months. The move to the new facility should be complete in the next two quarters.

Commenting on the move, John Veltheer, COO of HBSL, stated, "Looking ahead, the current factory facility in Vancouver is just too constrained to meet our fast growing needs and handle increased production and storage requirements for present and future orders. The move to a larger and more modern facility is a necessary step to achieve our aggressive growth plan and will provide Brussels with the space to increase production and storage, as well as space for development of Brussels’ ChocoMed subsidiary."

About House of Brussels Chocolates Inc. ( www.brusselschocolates.com )

For more than 20 years, House of Brussels Chocolates has manufactured and distributed high-end, award-winning chocolates. Headquartered in Houston, TX, HBSL has manufacturing plants in Vancouver and San Francisco. HBSL's signature product is the chocolate hedgehog, which marries the traditional Belgian symbol of good luck (i.e., the hedgehog) with taste (i.e., chocolate) for a strong customer appeal. Our future sales growth is directed towards emerging market trends. In addition to a broad spectrum of products in the Gourmet/Ultra-Gourmet category, HBSL now manufactures a complete line of no-sugar-added/low-carbohydrate chocolate bars and truffles and several nutritional supplement bars. In addition to house brands, HBSL creates custom packaging, shaping and sizing as well as private labels for several major North American retailers including Suzanne Somers, Nordstrom and Walgreens.

HOUSE OF BRUSSELS CHOCOLATES

Safe Harbor: Certain statements in this news release regarding future expectations and plans may be regarded as "forward looking statements" as defined by federal law. Although the Company believes such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the "safe harbor" protections provided under the Private Securities Reform Act of 1995. They are subject to various risks, including uncertainties regarding timing, and capital availability, as discussed in detail in House of Brussels quarterly and annual reports filed with the SEC.

Contact:	John Veltheer
Telephone:	1.800.661.1524
Email:	info@hobc.us